Exhibit 99.1

FINANCIAL CONTACT:	MEDIA CONTACT:
Anoori Naughton	Allison Kleinfelter
anaughton@hersheys.com	akleinfelter@hersheys.com

Hershey Unveils Strategy to Lead Next Generation Snacking at 2026 Investor Day

HERSHEY, Pa., March 31, 2026 - The Hershey Company (NYSE: HSY) is hosting its 2026 Investor Day today at the New York Stock Exchange. During the event, the Company’s executive leadership team will outline Hershey’s strategic priorities and financial framework designed to Lead Next Generation Snacking and drive sustained, differentiated performance over the near and long term.

"Hershey is built to Lead Next Generation Snacking, and today we're sharing exactly how we get there,” said Kirk Tanner, President and Chief Executive Officer of The Hershey Company. “With a differentiated portfolio, we are uniquely positioned to win with our iconic core brands and expand faster in high growth spaces. Through One Hershey, we go to market as one integrated team across sweet, salty, and functional snacking. The strategy is clear. The team is ready. The next chapter of growth and leading performance starts now."

At the Investor Day event, the Company’s executive leadership team will highlight:
•Next Generation Portfolio and Innovation: Building on the strength of iconic confection brands to expand into premium and better-for-you options, while accelerating growth in salty and functional snacking categories, with a robust five-year innovation pipeline to grow the core and expand into the fastest-growing parts of snacking.
•One Hershey Commercial Model: Going to market as one integrated team across sweet, salty, and functional snacking to drive total portfolio growth, expand distribution, and sharpen execution at retail.

•Modern Supply Chain and Productivity: A faster, smarter and more resilient supply chain powered by automation, technology, and AI-enabled decision making, delivering sustained productivity gains that help fuel reinvestment.
•Differentiated Performance: The executive leadership team will lay out a clear path to restoring margin and earnings and sustaining long-term balanced top- and bottom-line growth, supporting top-tier shareholder returns.

Financial Outlook
The Hershey Company is reaffirming its net sales, organic sales and earnings per share guidance for fiscal year 2026.

2026 Full-Year Outlook	Guidance
Net sales growth[1]	4% to 5%
Organic net sales growth	2.5% to 3.5%
Reported earnings per share growth	79% to 89%
Adjusted earnings per share growth	30% to 35%
1 Reflects an approximate 150 basis point benefit from the 2025 acquisition of LesserEvil, LLC.

Webcast Details
The meeting begins at 12:00 p.m. ET. To participate in the event, please visit the Investors section of the Company’s corporate website at https://investors.thehersheycompany.com/ under Events & Webcasts. A replay of the webcast will be available on the Company’s website following the event.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to our 2026 Full-year Financial Outlook and other statements regarding our business outlook, long-term targets and financial performance. Many of these forward-looking statements can be identified by the use of words such as "anticipate," "assume," "believe," "continue," "estimate," "expect," "forecast," "future," "intend," "plan," "potential," "predict," "project," "strategy," "target" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would," among others. These statements are made based upon current expectations that are subject to risk and uncertainty. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold the Company's securities. Factors that could cause results to differ materially include, but are not limited to: disruptions or inefficiencies in our supply chain due to the loss or disruption of essential manufacturing or supply elements or other factors; issues, concerns or regulatory changes related to the quality and safety of our products, ingredients or packaging, human and workplace rights, and other environmental, social or governance matters; changes in raw material and other costs, along with the availability of adequate supplies of raw materials and the Company's ability to successfully hedge against volatility in raw material pricing; the Company's ability to successfully execute business continuity plans to address changes in consumer preferences and the broader economic and operating environment; selling price increases, including volume declines associated with pricing elasticity; market demand for our new and existing products; increased marketplace competition; failure to successfully execute and integrate acquisitions, divestitures and joint ventures; changes in governmental laws, regulations and policies, including taxes and tariffs; political, economic, and/or financial market conditions, including with respect to inflation, rising interest rates, slower growth or recession, evolving priorities of the U.S. administration, and other events beyond our control such as the impacts on the business arising from international conflicts and geopolitical tensions; risks and uncertainties related to our international operations; disruptions, failures or security breaches of our information technology infrastructure and that of our customers and partners (including our suppliers); our ability to hire, engage and retain a talented global workforce, our ability to realize expected cost savings and operating efficiencies associated with strategic initiatives or restructuring programs; complications with the design, implementation or usage of our new enterprise resource planning system, including the ability to support post-implementation efforts and maintain enhancements, new features or modifications; and such other matters as discussed in our Annual Report on Form 10-K for the year ended December 31, 2025 and from time to time in our other filings with the U.S. Securities and Exchange Commission from time to time. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.